Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 14.3% INCREASE IN QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, October 20, 2005…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended September 30, 2005 increased 14.3% to $.40 from $.35 for the corresponding prior year period. For the nine months ended September 30, 2005 diluted earnings per share increased 17.6% to $1.20, from $1.02 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended September 30, 2005—to be paid on November 11, 2005, to shareholders of record on October 28, 2005.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “In the face of strong pressures on our margin, our solid third quarter earnings sustains the momentum of the last three quarters and is reflective of our efforts to grow core deposits and expand our loan production platform. Core deposits increased $24.9 million during the quarter, an 11.6% annualized rate. Additionally, loans receivable increased $44.8 million, an 11.4% annualized rate.”

Mr. Garbarino continued “I am also pleased to announce our thirty-fifth consecutive quarterly cash dividend reflecting an attractive 3.6% yield on our common stock.”

Results of Operations

Net interest income for the three and nine months ended September 30, 2005 increased to $15.4 million and $45.5 million, respectively, as compared to $14.3 million and $41.5 million, respectively, in the same prior year periods, reflecting a higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.28% and 3.32%, respectively, for the three and nine months ended September 30, 2005 from 3.24% in the same prior year periods. The margin was unchanged from the linked quarter. The yield on interest-earning assets increased to 5.61% and 5.50%, respectively, for the three and nine months ended September 30, 2005, as compared to 5.26% and 5.25%, respectively, for the same prior year periods. The cost of interest-bearing liabilities increased to 2.57% and 2.41%, respectively, for the three and nine months ended September 30, 2005, as compared to 2.23% and 2.22%, respectively, in the same prior year periods. Balance sheet growth was also sustained as average interest-earning assets increased by $114.6 million and $121.0 million, respectively, for the three and nine months ended September 30, 2005, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $162.4 million, or 10.8% for the three months ended September 30, 2005, as compared to the same prior year period. For the nine months ended September 30, 2005 average loans receivable increased $140.3 million or 9.6%, as compared to the same prior year period. The loan growth was funded by interest-bearing deposits which grew $130.5 million, or 11.8% for the three months ended September 30, 2005, as compared to the same prior year period. For the nine months ended September 30, 2005 average interest-bearing deposits increased $140.2 million, or 13.1%, as compared to the same prior year period.

Revenue growth also continued as other income increased to $6.3 million and $18.1 million for the three and nine months ended September 30, 2005, respectively, from $5.0 million and $14.1 million,

respectively, in the same prior year periods. For the three and nine months ended September 30, 2005, the Company recorded gains of $3.5 million and $10.1 million, respectively, on the sale of loans and securities, as compared to gains of $2.4 million and $6.8 million, respectively, in the same prior year periods. For the three and nine months ended September 30, 2004, the gain on sale of loans and securities includes a gain of $186,000 on the sale of equity securities. Loans sold for the three and nine month periods ended September 30, 2005 increased to $212.4 million and $538.7 million, respectively, from $162.2 million and $351.6 million, respectively, in the same prior year periods. In the third quarter of 2004, the Company expanded its loan production platform through the acquisition of a consumer direct lending operation by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. Fees and service charges increased $256,000, or 11.9% and $805,000, or 13.0%, for the three and nine months ended September 30, 2005, respectively, as compared to the same prior year periods primarily related to increases in investment services and trust fees.

Operating expenses amounted to $14.2 million and $40.7 million, respectively, for the three and nine months ended September 30, 2005, as compared to $12.3 million and $35.4 million, respectively, for the corresponding prior year periods. The increases were partly due to the costs related to the acquisition of the consumer direct lending operation, as well as increased incentive plan costs.

Financial Condition

Loans receivable net, increased by $145.4 million, or 13.2% on an annualized basis, at September 30, 2005 as compared to December 31, 2004. Deposits increased to $1,369.4 million at September 30, 2005 from $1,270.5 million at December 31, 2004, a 10.4% annualized rate of growth. Core deposits (all deposits except time deposits) grew $86.5 million, 14.5% on an annualized basis. During the quarter, the holding company issued subordinated debt for $5.0 million, the proceeds of which were partly used to fund the Company’s continuing common stock repurchase program.

Stockholders’ equity decreased by $1.4 million to $136.5 million at September 30, 2005, as compared to $138.0 million at December 31, 2004. For the nine months ended September 30, 2005, 611,566 common shares were repurchased at a total cost of $14.1 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 138,489 shares remain to be purchased as of September 30, 2005. A new repurchase program, the Company’s twelfth, was announced on October 19, 2005. Under this 5% repurchase program, an additional 636,036 shares are available for repurchase. The reduction in stockholders’ equity due to common stock repurchases was partly offset by current net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $1.7 million at September 30, 2005 as compared to $3.8 million at December 31, 2004. For the nine months ended September 30, 2005 the Company realized net loan charge-offs of $628,000, an annualized charge-off ratio of 5 basis points of average loans.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, October 21, 2005 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #171828, from one hour after the end of the call until midnight on Friday, October 28, 2005.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.0 billion in assets and eighteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2005	December 31, 2004	September 30, 2004
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$31,614	$74,021	$38,843
Investment securities available for sale	84,507	83,960	83,753
Federal Home Loan Bank of New York stock, at cost	19,450	21,250	23,285
Mortgage-backed securities available for sale	92,571	124,478	134,819
Loans receivable, net	1,618,304	1,472,907	1,462,652
Mortgage loans held for sale	66,240	63,961	74,891
Interest and dividends receivable	7,360	6,033	6,690
Real estate owned, net	278	288	320
Premises and equipment, net	15,521	16,037	16,140
Servicing asset	9,671	8,790	8,361
Bank Owned Life Insurance	35,846	34,990	34,640
Intangible Assets	1,298	1,376	1,402
Other assets	6,893	6,184	5,633

Total assets	$1,989,553	$1,914,275	$1,891,429

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,369,414	$1,270,535	$1,233,277
Securities sold under agreements to repurchase with retail customers	67,727	45,072	43,306
Securities sold under agreements to repurchase with the Federal Home Loan Bank	59,000	106,000	112,000
Federal Home Loan Bank advances	330,000	312,000	342,000
Subordinated debenture	5,000	—	—
Advances by borrowers for taxes and insurance	8,517	6,289	6,376
Other liabilities	13,359	36,423	17,591

Total liabilities	1,853,017	1,776,319	1,754,550

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,720,732, 13,024,204 and 13,130,873 shares outstanding at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	272	272	272
Additional paid-in capital	196,924	193,723	192,830
Retained earnings	162,450	157,575	155,023
Accumulated other comprehensive loss	(1,256)	(667)	(721)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(7,766)	(8,652)	(8,967)
Treasury stock, 14,456,640, 14,153,168 and 14,046,499 shares at September 30, 2005, December 31, 2004 and September 30, 2004, respectively	(214,088)	(204,295)	(201,558)
Common stock acquired by Deferred Compensation Plan	1,365	986	977
Deferred Compensation Plan Liability	(1,365)	(986)	(977)

Total stockholders’ equity	136,536	137,956	136,879

Total liabilities and stockholders’ equity	$1,989,553	$1,914,275	$1,891,429

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Interest income:
Loans	$24,222	$21,355	$68,752	$61,949
Mortgage-backed securities	897	1,170	2,959	3,220
Investment securities and other	1,209	662	3,799	2,194

Total interest income	26,328	23,187	75,510	67,363

Interest expense:
Deposits	6,056	3,948	16,074	10,925
Borrowed funds	4,862	4,969	13,921	14,900

Total interest expense	10,918	8,917	29,995	25,825

Net interest income	15,410	14,270	45,515	41,538

Provision for loan losses	100	50	350	150

Net interest income after provision for loan losses	15,310	14,220	45,165	41,388

Other income:
Loan servicing income	47	125	148	271
Fees and service charges	2,406	2,150	6,976	6,171
Net gain on sales of loans and securities available for sale	3,535	2,414	10,079	6,772
Net loss from other real estate operations	—	(3)	—	(3)
Income from Bank Owned Life Insurance	321	260	856	905
Other	5	5	47	17

Total other income	6,314	4,951	18,106	14,133

Operating expenses:
Compensation and employee benefits	8,206	6,614	23,219	19,797
Occupancy	1,109	963	3,284	2,756
Equipment	659	659	1,934	1,743
Marketing	750	603	2,213	1,248
Federal deposit insurance	126	118	379	358
Data processing	857	753	2,413	2,223
General and administrative	2,485	2,565	7,276	7,259

Total operating expenses	14,192	12,275	40,718	35,384

Income before provision for income taxes	7,432	6,896	22,553	20,137
Provision for income taxes	2,602	2,444	7,902	7,185

Net income	$4,830	$4,452	$14,651	$12,952

Basic earnings per share	$0.41	$0.37	$1.24	$1.07

Diluted earnings per share	$0.40	$0.35	$1.20	$1.02

Average basic shares outstanding	11,793	12,096	11,859	12,139

Average diluted shares outstanding	12,184	12,634	12,251	12,686

Cash earnings (1)	$5,576	$5,222	$16,882	$15,337

Diluted cash earnings per share	$0.46	$0.41	$1.38	$1.21

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2005	At December 31, 2004	At September 30, 2004
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.86%	7.21%	7.24%
Common shares outstanding (in thousands)	12,721	13,024	13,131
Stockholders’ equity per common share	$10.73	$10.59	$10.42
Tangible stockholders’ equity per common share	10.63	10.49	10.32

ASSET QUALITY

Allowance for loan losses	$10,410	$10,688	$10,875
Nonperforming loans	1,424	3,488	3,997
Nonperforming assets	1,702	3,776	4,317
Allowance for loan losses as a percent of total loans receivable	0.61%	0.69%	0.70%
Allowance for loan losses as a percent of nonperforming loans	731.04	306.42	272.08
Nonperforming loans as a percent of total loans receivable	0.08	0.23	0.26
Nonperforming assets as a percent of total assets	0.09	0.20	0.23

	For the three months ended September 30		For the nine months ended September 30
	2005	2004	2005	2004
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	.98%	.96%	1.01%	.96%
Return on average stockholders’ equity	14.33	13.20	14.47	12.86
Interest rate spread	3.04	3.03	3.09	3.03
Interest rate margin	3.28	3.24	3.32	3.24
Operating expenses to average assets	2.87	2.63	2.81	2.61
Efficiency ratio	65.33	63.86	64.00	63.56

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended September 30		For the nine months ended September 30
	2005	2004	2005	2004
Net income	$4,830	$4,452	$14,651	$12,952
Add: Employee stock plans amortization
Expense	832	863	2,526	2,665
Amortization of intangible assets	26	26	78	78
Less: Tax benefit (1)	(112)	(119)	(373)	(358)

Cash earnings	$5,576	$5,222	$16,882	$15,337

Basic cash earnings per share	$0.47	$0.43	$1.42	$1.26

Diluted cash earnings per share	$0.46	$0.41	$1.38	$1.21

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At September 30, 2005	At December 31, 2004
Real estate:
One- to four-family	$1,190,041	$1,126,585
Commercial real estate, multi-family and land	279,719	243,299
Construction	19,142	19,189
Consumer	139,889	99,279
Commercial	68,888	61,290

Total loans	1,697,679	1,549,642

Loans in process	(7,112)	(5,970)
Deferred origination costs, net	4,390	3,888
Unearned discount	(3)	(4)
Allowance for loan losses	(10,410)	(10,688)

Total loans, net	1,684,544	1,536,868

Less: mortgage loans held for sale	66,240	63,961

Loans receivable, net	$1,618,304	$1,472,907

Mortgage loans serviced for others	$898,304	$805,375
Loan pipeline	322,040	250,657

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Loan originations	$368,427	$287,486	$1,015,606	$716,739
Loans sold	212,392	162,248	538,700	351,647
Net charge-offs	204	126	628	77

DEPOSITS

	At September 30, 2005	At December 31, 2004
Type of Account

Non-interest bearing	$122,326	$106,492
Interest-bearing checking	374,026	297,919
Money market deposit	131,133	142,893
Savings	256,362	250,032
Time deposits	485,567	473,199

	$1,369,414	$1,270,535

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED SEPTEMBER 30,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$8,846	$76	3.44%	$11,990	$38	1.27%
Investment securities (1)	85,978	887	4.13	85,236	502	2.36
FHLB stock	19,596	246	5.02	23,199	122	2.10
Mortgage-backed securities (1)	100,549	897	3.57	142,405	1,170	3.29
Loans receivable, net (2)	1,663,158	24,222	5.83	1,500,727	21,355	5.69

Total interest-earning assets	1,878,127	26,328	5.61	1,763,557	23,187	5.26

Non-interest earning assets	99,493			100,517

Total assets	$1,977,620			$1,864,074

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$749,488	2,193	1.17	$681,079	1,074	0.63
Time deposits	489,411	3,863	3.16	427,289	2,874	2.69

Total	1,238,899	6,056	1.96	1,108,368	3,948	1.42
Borrowed funds	459,736	4,862	4.23	492,253	4,969	4.04

Total interest-bearing liabilities	1,698,635	10,918	2.57	1,600,621	8,917	2.23

Non-interest-bearing deposits	127,718			116,721
Non-interest bearing liabilities	16,468			11,821

Total liabilities	1,842,821			1,729,163
Stockholders’ equity	134,799			134,911

Total liabilities and stockholders’ equity	$1,977,620			$1,864,074

Net interest income		$15,410			$14,270

Net interest rate spread (3)			3.04%			3.03%

Net interest margin (4)			3.28%			3.24%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$12,231	$269	2.93%	$10,736	$88	1.09%
Investment securities (1)	86,272	2,882	4.45	85,417	1,829	2.86
FHLB stock	19,921	648	4.34	22,532	277	1.64
Mortgage-backed securities (1)	111,288	2,959	3.55	130,392	3,220	3.29
Loans receivable, net (2)	1,600,564	68,752	5.73	1,460,249	61,949	5.66

Total interest-earning assets	1,830,276	75,510	5.50	1,709,326	67,363	5.25

Non-interest earning assets	101,048			97,374

Total assets	$1,931,324			$1,806,700

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$733,548	5,526	1.00	$672,740	2,967	0.59
Time deposits	479,624	10,548	2.93	400,208	7,958	2.65

Total	1,213,172	16,074	1.77	1,072,948	10,925	1.36
Borrowed funds	448,787	13,921	4.14	480,011	14,900	4.14

Total interest-bearing liabilities	1,661,959	29,995	2.41	1,552,959	25,825	2.22

Non-interest-bearing deposits	119,236			107,347
Non-interest bearing liabilities	15,117			12,069

Total liabilities	1,796,312			1,672,375
Stockholders’ equity	135,012			134,325

Total liabilities and stockholders’ equity	$1,931,324			$1,806,700

Net interest income		$45,515			$41,538

Net interest rate spread (3)			3.09%			3.03%

Net interest margin (4)			3.32%			3.24%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.